Exhibit 99.1

Barnes & Noble Reports Fiscal 2013 First Quarter Financial Results

Digital Content Sales Increase 46%

Bookstore Comparable Sales Increase 4.6%

Retail EBITDA Increases 88% to $75 million

NEW YORK--(BUSINESS WIRE)--August 21, 2012--Barnes & Noble, Inc. (NYSE: BKS) today reported sales and earnings for its fiscal 2013 first quarter ended July 28, 2012.

First quarter consolidated revenues increased 2.5% to $1.5 billion as compared to the prior year. First quarter consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) was $4 million as compared to a loss of $24 million a year ago. The consolidated first quarter net loss declined 28% as compared to the prior year to $41.0 million, or $0.78 per share.

“During the first quarter, we continued to see improvement in both our rapidly growing NOOK business, which saw digital content sales increase 46% during the quarter, and at our bookstores, which continue to benefit from market consolidation and strong sales of the Fifty Shades series,” said William Lynch, Chief Executive Officer of Barnes & Noble. “The growth in comps at retail and the continued strong growth of our digital content business, as well as increased cost management focus, were drivers in the business turning from an EBITDA loss last year to slightly positive EBITDA in the first quarter of this year. As announced yesterday, we are excited to expand our award winning NOOK digital bookstore and devices beyond the U.S. market and to work with U.K. retailers to bring millions of U.K. customers the best experience in digital reading.”

First Quarter 2013 Results from Operations

Segment results for the fiscal 2013 and fiscal 2012 first quarters are as follows:

	Revenues				EBITDA
$ in millions			Increase/(Decrease)				Increase/(Decrease)
	Q1 2013	Q1 2012	$	%	Q1 2013	Q1 2012	$	%
Retail	$1,119	$1,097	$22	2.0%	$75	$40	$35	87.8%
College	221	220	0	0.1%	(14)	(12)	(2)	-15.0%
NOOK	192	191	1	0.3%	(57)	(51)	(6)	-11.1%
Elimination (1)	(79)	(91)	12	-13.4%	n/a	n/a	n/a	n/a
Total	$1,454	$1,418	$35	2.5%	$4	($24)	$27	116.3%

(1) Represents the elimination of intercompany sales from NOOK to Barnes & Noble Retail and Barnes & Noble College on a sell through basis.

Retail

The Retail segment, which consists of the Barnes & Noble bookstores and BN.com businesses, had revenues of $1.1 billion for the quarter, increasing 2% over the prior year. Comparable bookstore sales increased 4.6% for the quarter, as compared to the prior year period. Comparable bookstore sales continued to benefit from the liquidation of Borders’ bookstores in fiscal 2012 and strong sales of the Fifty Shades of Grey series. Core comparable bookstore sales, which exclude sales of NOOK products, increased 7.6% for the quarter. BN.com sales continued to decline for the quarter.

Retail earnings before interest, taxes, depreciation and amortization (EBITDA) increased from $40 million to $75 million during the first quarter, an 88% increase, driven by comparable sales increases, a higher mix of higher margin core products and increased store productivity.

College

The College segment, which consists of the Barnes & Noble College bookstores business, had revenues of $221 million during this non-back-to-school rush period. Comparable College store sales decreased 2.0% for the quarter, as compared to the prior year period. College comparable store sales reflect the retail selling price of a new or used textbook when rented, rather than solely the rental fee received and amortized over the rental period.

College EBITDA losses increased by $2 million during the quarter from a loss of $12 million a year ago to a loss of $14 million, driven by new store expenses and investments in digital education.

NOOK

The NOOK segment, which consists of the company’s digital business (including Readers, digital content and accessories), had revenues of $192 million for the quarter, essentially flat as compared to last year. Digital content sales increased 46% for the first quarter. Digital content sales are defined to include digital books, digital newsstand, and the apps business. Device sales declined for the quarter due to lower average selling prices and production scaling issues surrounding the popular newly launched Glowlight product resulting in unmet demand.

NOOK EBITDA losses increased by $6 million, from a loss of $51 million to a loss of $57 million, as a result of product markdowns on the recently announced NOOK price adjustments, as well as continued investments in the NOOK business.

Newco Formation

On April 30th, the company announced that it has formed a strategic partnership with Microsoft to form a new subsidiary, Newco, which is comprised of the company’s NOOK digital and College businesses. The company continues to be actively engaged in the formation of Newco and is in the process of implementing the work necessary to complete the Microsoft transaction. The company expects the Microsoft transaction to close this Fall.

Fiscal 2012 Segment Information

On June 19, 2012, the company announced that it completed an evaluation of its reporting segments, and reported fourth quarter and full year results for a new NOOK operating segment. At the end of this release, the company is providing segment information for all four quarters of fiscal 2012.

Conference Call

A conference call with Barnes & Noble, Inc.’s senior management will be webcast beginning at 10:00 A.M. ET on Tuesday, August 21, 2012, and is accessible at www.barnesandnobleinc.com/webcasts.

Barnes & Noble, Inc. will report fiscal 2013 second quarter earnings on or about November 20, 2012.

About Barnes & Noble, Inc.

Barnes & Noble, Inc. (NYSE:BKS), the leading retailer of content, digital media and educational products, operates 689 bookstores in 50 states. Barnes & Noble College Booksellers, LLC, a wholly-owned subsidiary of Barnes & Noble, also operates 667 college bookstores serving over 4.6 million students and faculty members at colleges and universities across the United States. Barnes & Noble conducts its online business through BN.com (www.bn.com), one of the Web's largest e-commerce sites, which also features more than 2.5 million titles in its NOOK Bookstore™ (www.bn.com/ebooks). Through Barnes & Noble’s NOOK® eReading product offering, customers can buy and read digital books and content on the widest range of platforms, including NOOK devices, partner company products, and the most popular mobile and computing devices using free NOOK software. Barnes & Noble is proud to be named a J.D. Power and Associated 2012 Customer Service Champion and is only one of 50 U.S. companies so named. Barnes & Noble.com is ranked the number one online retailer in customer satisfaction in the book, music and video category and a Top 10 online retailer overall in customer satisfaction according to ForeSee E-Retail Satisfaction Index (Spring Top 100 Edition).

General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company's corporate website: www.barnesandnobleinc.com.

Forward-Looking Statements

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "will" and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble's products, low growth or declining sales and net income due to various factors, risk that international expansion will not be successfully achieved or may be achieved later than expected, possible disruptions in Barnes & Noble's computer systems, telephone systems or supply chain, possible risks associated with data privacy, information security and intellectual property, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible risks that inventory in channels of distribution may be larger than able to be sold, possible risk that returns from consumers or channels of distribution may be greater than estimated, the risk that the expected sales lift from Borders’ store closures is not achieved in whole or part, the risk that digital sales growth is less than expectations and the risk that it does not exceed the rate of investment spend, higher-than-anticipated store closing or relocation costs, higher interest rates, the performance of Barnes & Noble's online, digital and other initiatives, the performance and successful integration of acquired businesses, the success of Barnes & Noble's strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, product and component shortages, the potential adverse impact on the business resulting from the review of a potential separation of the NOOK digital business, the risk that the transactions contemplated by the partnership with Microsoft to form Newco, including with respect to any spin-off, split-off or other disposition by Barnes & Noble of its interest in Newco, are not able to be implemented on the terms contemplated or in the anticipated timeframe, or at all, the risk that the transactions do not achieve the expected benefits for the parties including the risk that Newco’s applications are not commercially successful or that the expected distribution of those applications is not achieved, the risk that the separation of the NOOK digital and College businesses or any subsequent spin-off, split-off or other disposition by Barnes & Noble of its interest in Newco results in adverse impacts on Company or Newco (including as a result of termination of agreements and other adverse impacts), the potential impact on Barnes & Noble’s retail business of the separation, the potential tax consequences for Barnes & Noble and its shareholders of a subsequent spin-off, split-off or other disposition by Barnes & Noble of its interest in Newco, the risk that the international expansion contemplated by the relationship is not successful or is delayed, the risk that Newco is not able to perform its obligations under the commercial agreement, including with respect to the development of applications and international expansion, and the consequences thereof, the costs and disruptions arising out of any such separation of the NOOK digital and College businesses, the risk that Barnes & Noble may not recoup its investments in the NOOK digital business as part of any separation transaction, the risks, difficulties, and uncertainties that may result from the separation of businesses that were previously co-mingled including necessary ongoing relationships, and potential for adverse customer impacts and other factors which may be outside of Barnes & Noble’s control, including those factors discussed in detail in Item 1A, "Risk Factors," in Barnes & Noble's Annual Report on Form 10-K and Form 10-K/A, and in Barnes & Noble's other filings made hereafter from time to time with the SEC. Our forward looking statements relating to international expansion are also subject to the following risks, among others that may affect the introduction, success and timing of the NOOK e-reader and content in countries outside the United States: we may not be successful in reaching agreements with international companies, the terms of agreements that we reach may not be advantageous to us, our NOOK device may require technological changes to comply with applicable laws, and marketplace acceptance and other companies have already entered the marketplace with products that have achieved some customer acceptance.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)

	13 weeks ended	13 weeks ended
	July 28, 2012	July 30, 2011

Sales	$1,453,507	1,418,404
Cost of sales and occupancy	1,039,619	1,030,846
Gross profit	413,888	387,558
Selling and administrative expenses	410,055	411,118
Depreciation and amortization	58,035	55,671
Operating loss	(54,202)	(79,231)
Interest expense, net	8,941	9,442
Loss before taxes	(63,143)	(88,673)
Income taxes	(22,163)	(32,067)
Net loss	$(40,980)	(56,606)

Loss per common share:
Basic	$(0.78)	(0.99)
Diluted	$(0.78)	(0.99)

Weighted average common shares outstanding
Basic	58,021	57,153
Diluted	58,021	57,153

Percentage of sales:
Sales	100.0%	100.0%
Cost of sales and occupancy	71.5%	72.7%
Gross profit	28.5%	27.3%
Selling and administrative expenses	28.2%	29.0%
Depreciation and amortization	4.0%	3.9%
Operating loss	-3.7%	-5.6%
Interest expense, net	0.6%	0.7%
Loss before taxes	-4.3%	-6.3%
Income taxes	-1.5%	-2.3%
Net loss	-2.8%	-4.0%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)

	July 28, 2012	July 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$20,221	$22,353
Receivables, net	144,297	156,543
Merchandise inventories	1,947,422	1,814,436
Prepaid expenses and other current assets	192,316	156,632
Total current assets	2,304,256	2,149,964

Property and equipment:
Land and land improvements	2,541	8,617
Buildings and leasehold improvements	1,200,928	1,208,454
Fixtures and equipment	1,804,193	1,690,529
	3,007,662	2,907,600
Less accumulated depreciation and amortization	2,410,984	2,228,562
Net property and equipment	596,678	679,038

Goodwill	518,578	523,006
Intangible assets, net	562,522	563,034
Other noncurrent assets	62,650	56,615
Total assets	$4,044,684	$3,971,657

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,387,004	$1,275,708
Accrued liabilities	474,467	403,667
Gift card liabilities	312,855	301,249
Total current liabilities	2,174,326	1,980,624

Long-term debt	302,800	509,600
Long-term deferred taxes	268,410	279,716
Other long-term liabilities	397,415	434,334

Redeemable Preferred Shares; $.001 par value; 5,000	192,589	-
shares authorized; 204 and zero shares issued, respectively

Shareholders' equity:
Common stock; $.001 par value; 300,000 shares
authorized; 91,833 and 90,641 shares issued, respectively	92	91
Additional paid-in capital	1,347,990	1,327,948
Accumulated other comprehensive loss	(16,635)	(11,630)
Retained earnings	436,336	505,773
Treasury stock, at cost, 33,743 and 33,453 shares, respectively	(1,058,639)	(1,054,799)
Total shareholders' equity	709,144	767,383
Commitments and contingencies	-	-
Total liabilities and shareholders' equity	$4,044,684	$3,971,657

BARNES & NOBLE, INC. AND SUBSIDIARIES
Segment Information
(In thousands)

		13 weeks ended	13 weeks ended
		July 28, 2012	July 30, 2011

Sales
	Retail	1,119,387	1,097,252
	College	220,718	220,494
	NOOK	191,975	191,412
	Elimination	(78,573)	(90,754)
Total		1,453,507	1,418,404

Gross Profit
	Retail	336,736	310,449
	College	51,043	51,172
	NOOK	26,109	25,937
Total		413,888	387,558

Selling and Administrative Expenses
	Retail	262,175	270,753
	College	65,075	63,376
	NOOK	82,805	76,989
Total		410,055	411,118

EBITDA
	Retail	74,561	39,696
	College	(14,032)	(12,204)
	NOOK	(56,696)	(51,052)
Total		3,833	(23,560)

Net Loss
	EBITDA	3,833	(23,560)
	Depreciation and Amortization	(58,035)	(55,671)
	Interest Expense, net	(8,941)	(9,442)
	Income Taxes	22,163	32,067
Total		(40,980)	(56,606)

Percentage of sales:

Gross Margin
	Retail	30.1%	28.3%
	College	23.1%	23.2%
	NOOK	23.0%	25.8%
Total		28.5%	27.3%

Selling and Administrative Expenses
	Retail	23.4%	24.7%
	College	29.5%	28.7%
	NOOK	73.0%	76.5%
Total		28.2%	29.0%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Loss Per Share
(In thousands, except per share data)

	13 weeks ended
	July 28, 2012	July 30, 2011
Numerator for basic loss per share:
Loss attributable to Barnes & Noble, Inc.	$(40,980)	(56,606)
Preferred stock dividends	(3,942)	-
Accretion of dividends on preferred stock	(316)	-
Net loss available to common shareholders	$(45,238)	(56,606)

Numerator for diluted loss per share:
Net loss available to common shareholders	$(45,238)	(56,606)

Denominator for basic and diluted loss per share:
Basic weighted average common shares	58,021	57,153

Loss per common share
Basic	$(0.78)	(0.99)
Diluted	$(0.78)	(0.99)

BARNES & NOBLE, INC. AND SUBSIDIARIES
Fiscal 2012 Segment Information
(In thousands)

		13 weeks ended	13 weeks ended	13 weeks ended	13 weeks ended	52 weeks ended
		July 30, 2011	October 29, 2011	January 28, 2012	April 28, 2012	April 28, 2012

Sales
	Retail	1,097,252	1,025,802	1,677,326	1,052,533	4,852,913
	College	220,494	769,650	525,627	227,891	1,743,662
	NOOK	191,412	151,847	426,595	163,617	933,471
	Elimination	(90,754)	(55,338)	(190,424)	(64,331)	(400,847)
Total		1,418,404	1,891,961	2,439,124	1,379,710	7,129,199

Gross Profit
	Retail	310,449	290,490	518,503	327,998	1,447,440
	College	51,172	167,691	106,667	69,781	395,311
	NOOK	25,937	13,483	27,646	999	68,065
Total		387,558	471,664	652,816	398,778	1,910,816

Selling and Administrative Expenses
	Retail	270,753	276,401	320,913	262,244	1,130,311
	College	63,376	74,900	71,488	69,600	279,364
	NOOK	76,989	64,331	110,469	77,988	329,777
Total		411,118	415,632	502,870	409,832	1,739,452

EBITDA
	Retail	39,696	14,089	197,590	65,754	317,129
	College	(12,204)	92,791	35,179	181	115,947
	NOOK	(51,052)	(50,848)	(82,823)	(76,989)	(261,712)
Total		(23,560)	56,032	149,946	(11,054)	171,364

Net Income (Loss)
	EBITDA	(23,560)	56,032	149,946	(11,054)	171,364
	Depreciation and Amortization	(55,671)	(57,755)	(60,273)	(58,968)	(232,667)
	Interest Expense, net	(9,442)	(8,460)	(8,773)	(8,629)	(35,304)
	Income Taxes	32,067	3,620	(28,869)	20,922	27,740
Total		(56,606)	(6,563)	52,031	(57,729)	(68,867)

Percentage of sales:

Gross Margin
	Retail	28.3%	28.3%	30.9%	31.2%	29.8%
	College	23.2%	21.8%	20.3%	30.6%	22.7%
	NOOK	25.8%	14.0%	11.7%	1.0%	12.8%
Total		27.3%	24.9%	26.8%	28.9%	26.8%

Selling and Administrative Expenses
	Retail	24.7%	26.9%	19.1%	24.9%	23.3%
	College	28.7%	9.7%	13.6%	30.5%	16.0%
	NOOK	76.5%	66.7%	46.8%	78.5%	61.9%
Total		29.0%	22.0%	20.6%	29.7%	24.4%

CONTACT:
Barnes & Noble, Inc.
Media:
Mary Ellen Keating, 212-633-3323
Senior Vice President
Corporate Communications
mkeating@bn.com
or
Investors:
Andy Milevoj, 212-633-3489
Vice President, Investor Relations
amilevoj@bn.com